UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2007
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Agreement and Plan of Merger
Press Release

Item 1.01 Entry into a Material Definitive Agreement
     On April 17, 2007, Royal Gold, Inc. (“Royal Gold”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Battle Mountain Gold Exploration Corp. (“Battle Mountain”) and Royal Battle Mountain, Inc. (“Merger Sub”), a newly-formed and wholly-owned subsidiary of Royal Gold, pursuant to which Merger Sub will be merged into Battle Mountain with Battle Mountain surviving as a wholly-owned subsidiary of Royal Gold (the “Merger”).
     Under the terms of the Merger Agreement, the consideration payable to the Battle Mountain shareholders will depend on the average trading price of Royal Gold’s common stock for a period preceding the closing, and ranges from 1,634,410 Royal Gold shares, if Royal Gold’s stock price is at $29.00 or below, to 1,570,507 Royal Gold shares, if Royal Gold’s stock price is at $30.18 or above. A proportional adjustment will be made between these two trading prices. On a per share basis, Royal Gold will pay Battle Mountain shareholders between 0.0172 and 0.0179 shares of Royal Gold’s common stock. This consideration is also subject to a potential holdback of approximately 50,000 Royal Gold shares, or approximately 0.0006 Royal Gold shares on a per share basis, for contingent liabilities.
     Each of Royal Gold and Battle Mountain has made customary representations and warranties and covenants in the Merger Agreement. The closing of the Merger Agreement is subject to various closing conditions, including approval by the Battle Mountain shareholders, satisfactory completion of Royal Gold’s due diligence on Battle Mountain, receipt of any regulatory approvals, settlement of the litigation giving rise to the contingent liabilities described above, and satisfaction of other customary conditions. The Merger is intended to qualify as a tax deferred reorganization for federal income tax purposes.
     The Merger Agreement contains certain termination rights for both Royal Gold and Battle Mountain. If the Merger Agreement is terminated under certain specified circumstances, Battle Mountain will be required to pay Royal Gold up to $3.5 million plus Royal Gold’s expenses incurred in the transaction. If the Merger Agreement is terminated under alternate specified circumstances, Royal Gold will be required to pay Battle Mountain up to $1.0 million plus Battle Mountain’s expenses incurred in the transaction.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this Item 1.01. On Wednesday, April 18, 2007, Royal Gold made a press release announcing the entry into the Merger Agreement. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 1.01.
     As previously disclosed on Royal Gold’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2007, Royal Gold obtained a support agreement and option to purchase from Mark Kucher, Chairman of Battle Mountain, and IAMGOLD Corporation their respective shares of common stock of Battle Mountain. These support agreements also provide that Mr. Kucher and IAMGOLD Corporation will vote for and support the Merger. The shares subject to these support agreements and options represent approximately 39.9% of the outstanding shares of Battle Mountain.

     As previously disclosed on Royal Gold’s Current Report on Form 8-K filed with the SEC on March 30, 2007, Royal Gold and Battle Mountain entered into a Bridge Finance Facility Agreement under which Royal Gold has agreed to make available to Battle Mountain and its wholly-owned subsidiary BMGX (Barbados) Corporation up to $20 million. Approximately $13.91 million is currently outstanding under the facility. All outstanding amounts, including principal, interest and expenses, under the facility are convertible into Battle Mountain common stock at the election of Royal Gold for $0.60 per share.
     As previously disclosed on Royal Gold’s Current Report on Form 8-K filed with the SEC on March 30, 2007, Royal Gold and Battle Mountain entered into a Voting Limitation Agreement pursuant to which Royal Gold has agreed that, during a specified time period, but generally, if a superior bona fide acquisition proposal is made for Battle Mountain, Royal Gold will not vote more than 39.9% of the total number of shares of Battle Mountain common stock entitled to vote in favor of the proposed Merger or in opposition to such competing transaction.
     Cautionary Statements
     The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
     The Merger Agreement contains representations and warranties that Royal Gold and Battle Mountain made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between Royal Gold and Battle Mountain and may be subject to important qualifications and limitations agreed to by Royal Gold and Battle Mountain in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Royal Gold and Battle Mountain rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
     This communication is being made in respect of a proposed business combination involving Royal Gold and Battle Mountain and is not an offer to sell securities or the solicitation of an offer to buy securities. In connection with the proposed Merger, Royal Gold intends to file a registration statement on Form S-4, including a prospectus of Royal Gold, as well as other materials with the SEC. Investors are urged to read the registration statement, including the prospectus (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and the prospectus, when they become available, as well as other filings containing information about Royal Gold and Battle Mountain, without charge, at the SEC’s web site (www.sec.gov). Copies of Royal Gold’s filings may also be obtained without charge from Royal Gold at its web site (www.royalgold.com) or by directing a request to Royal Gold Inc., Attn.: Secretary, 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.
Item 8.01 Other Events
     On Wednesday, April 18, 2007, Royal Gold announced the entry into the Merger Agreement. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1	Agreement and Plan of Merger, dated April 17, 2007, among Battle Mountain Gold Exploration Corp., Royal Gold, Inc. and Royal Battle Mountain, Inc.

99.1	Press Release dated April 18, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)
By:	/s/ Bruce C. Kirchhoff
	Name:	Bruce C. Kirchhoff
	Title:	Vice President & General Counsel

Dated: April 18, 2007

Exhibit Index

Exhibit No.

2.1	Agreement and Plan of Merger, dated April 17, 2007, among Battle Mountain Gold Exploration Corp., Royal Gold, Inc. and Royal Battle Mountain, Inc.

99.1	Press Release dated April 18, 2007